EXHIBIT 10.1


                          DEBENTURE PURCHASE AGREEMENT


     DEBENTURE PURCHASE AGREEMENT (this "Agreement"), dated as of September 9, 2005, by and among EUROFORTUNE HOLDING, S.A., a Luxembourg company, ("Buyer"), HEM MUTUAL ASSURANCE LLC, a Colorado limited liability company ("Seller"), and HERITAGE WORLDWIDE, INC., a Delaware corporation (the "Company").

                                R E C I T A L S :


     Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all right, title and interest in and to (a) the 1% Convertible Debenture Due October 9, 2008, dated October 9, 2003, with a stated principal amount of $498,750, issued by the Company's wholly-owned subsidiary and predecessor in interest, OS MXM, Inc. ("OS"), to Seller, and titled 'First Debenture A' ("First Debenture A"), (b) the 1% Convertible Debenture Due October 9, 2008, dated October 9, 2003, with a stated principal amount of $500,000, issued by the Company's wholly-owned subsidiary and predecessor in interest, OS, to Seller, and titled 'First Debenture B' ("First Debenture B"), and (c) the 1% Convertible Debenture Due October 9, 2008, dated October 9, 2003, with a stated principal amount of $1,250, issued by the Company's wholly-owned subsidiary and predecessor in interest, OS, and titled 'Second Debenture' ("Second Debenture" and together with First Debenture A and First Debenture B, the "Debentures"),owned by Seller, all upon the terms and subject to conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto hereby agree as follows:

     1. PURCHASE AND SALE.

          1.1 Purchase and Sale. In consideration of the payment by Buyer of the Purchase Price (as defined in Section 1.2 below), and subject to the satisfaction of the conditions set forth in Section 4 herein, Seller hereby sells, assigns, transfers, conveys and delivers to Buyer, and Buyer hereby purchases, acquires and takes assignment and delivery of, all the right, title and interest of Seller in and to the Debentures as of the date hereof (the "Closing Date").

          1.2 Purchase Price. The aggregate purchase price for the Debentures (the "Purchase Price") shall be $1,048,897 (which amount includes a premium payment of $80,000). Subject to the last paragraph of Section 4, the Purchase Price is payable on the Closing Date in cash, by certified or bank check or by


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wire  transfer of  immediately  available  funds to such  accounts as Seller may designate in writing.

          1.3. Delivery of the Debentures and Escrow Shares. On the Closing Date, Seller shall (a) deliver to Buyer the Debentures together with any instruments reasonably requested by Buyer to properly transfer ownership to Buyer, and (b) subject to Section 5.3, deliver to the Company stock certificates issued in the name of and registered to Seller representing 10,000,000 shares of the Company's common stock owned by Seller together with any stock powers (including stock powers with a medallion guaranty) that the Company's transfer agent requires to effect the transfer to the Company.

     2. REPRESENTATIONS AND WARRANTIES OF SELLER.

     Seller hereby represents and warrants to Buyer and the Company as follows:

          2.1. Organization of Seller. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

          2.2. Authority. Seller has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. Seller has obtained all necessary organizational approvals for the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered by Seller and (assuming due authorization, execution and delivery by the other parties hereto) constitutes Seller's legal, valid and binding obligation, enforceable against it in accordance with its terms.

          2.3 Ownership. Seller owns the Debentures, free and clear of all liens, pledges, security interests, claims, options, restrictions, proxies or other encumbrances ("Liens"). Upon consummation of the transactions contemplated hereby, Buyer will acquire good and marketable title to the Debentures, free and clear of any Liens. Seller has not transferred all or any portion of any Debenture (or any right thereunder) or granted any person or entity the right to acquire any of the preceding since the original issuance of such Debenture. Except as set forth on Schedule 2.3, Seller has not converted all or any portion of any Debenture into capital stock of the Company since the original issuance of such Debenture. Except as set forth on Schedule 2.3, Seller does not own and has never owned (a) any equity interest in the Company, (b) any instrument, security or other right that is convertible or exercisable into any equity interest of the Company or (c) any other right to acquire any equity interest in the Company, in each case other than the Debentures to be transferred to Buyer hereunder. Upon the closing of this Agreement, Seller and Gottbetter (as defined


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below) will have transferred to the Company (in the aggregate) 10,000,000 shares of the Company's common stock free and clear of any Liens.

          2.4 Escrow Account. Schedule 2.4 sets forth the number of shares of the Company's common stock held in escrow pursuant to that certain Escrow Agreement (the "Escrow Agreement") dated as of October 9, 2003 by and among the Company, Gottbetter & Partners, LLP ("Gottbetter"), as escrow agent, and Seller. Except as set forth on Schedule 2.4, since the original issuance of the Debentures, none of the shares of the Company's common stock deposited or required to be deposited in escrow under the Escrow Agreement has been released to Seller or any other person or entity. The Escrow Agreement replaced and superseded in all respects the Escrow Agreement dated October 2003, by and among OS, Gottbetter, as escrow agent and Seller and included as Exhibit F to the Convertible Debenture Purchase Agreement (the "Original Debenture Purchase Agreement") dated as of October 9, 2003 between OS and Seller.

          2.5 Non-Contravention. None of the execution and delivery by Seller of this Agreement or the performance of its obligations hereunder or the consummation of the transactions contemplated hereby (a) will conflict with Seller's organizational documents or will, with or without notice, the passage of time or both, constitute a breach or violation of, be in conflict with, or constitute or create a default under, (i) any contract or instrument to which Seller is a party or by which it is bound or (ii) any applicable law or (b) require the consent or approval of any third party or governmental authority relating to Seller.

          2.6. Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any person or entity acting on behalf of Seller in such manner as to give rise to any valid claim against Buyer or the Company for any brokerage or finder's fee, commission or similar compensation.

     3. REPRESENTATIONS AND WARRANTIES OF BUYER.

     Buyer hereby represents and warrants to Seller as follows:

          3.1. Organization of Buyer. Buyer is duly organized or incorporated, validly existing and in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of formation.

          3.2 Authority. Buyer has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. Buyer has obtained all necessary corporate or organizational approvals for the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and (assuming due authorization, execution and delivery by the other parties hereto) constitutes


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Buyer's  legal,  valid  and  binding  obligation,   enforceable  against  it  in
accordance with its terms.

          3.3 Non-Contravention. None of the execution and delivery by Buyer of this Agreement or the performance of its obligations hereunder or the consummation by Buyer of the transactions contemplated hereby will conflict with Buyer's organizational documents or will, with or without notice, the passage of time or both, constitute a breach or violation of, be in conflict with, or constitute or create a default under, (a) any material contract to which Buyer is a party or by which it is bound or (b) any applicable law relating to Buyer.

          3.4. Brokers, Finders, etc. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any person or entity acting on behalf of Buyer in such manner as to give rise to any valid claim against Seller for any brokerage or finder's fee, commission or similar compensation.

     4. CONDITIONS TO THE CLOSING.

     Buyer's obligation to purchase the Debentures are expressly conditioned upon the occurrence of the following conditions:

          (a) the payment by Gottbetter to the Company of the following amounts:

               (i) $2,690.30, representing the amount remaining in the Company's retainer account with Gottbetter;

               (ii) $6,931.09, representing amounts applied by Gottbetter from the Company's retainer account for legal fees during November and December 2004; and

               (iii) $1,940.64, representing the amount paid by the Company to Gottbetter in an attempt to partially redeem a Debenture that was never redeemed;

          (b) the delivery by Seller to Buyer of the Debentures, together with any instruments reasonably requested by Buyer to properly transfer ownership to Buyer;

          (c) the delivery by Gottbetter to the Company of a certificate certifying the funds and securities held in escrow under the Escrow Agreement and the retainer amounts specified in clauses (a)(i)-(iii) above;


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          (d) the delivery of all  certificates  of the Company's  stock held or required to be held in escrow pursuant to the Escrow Agreement and any stock certificates which were released from escrow prior to the Closing Date to the Company's transfer agent (or to the Company for delivery to the Company's transfer agent), which certificates should represent no less than 10,000,000 shares of the Company's common stock, together (i) with a letter instructing the transfer agent to reissue such shares at the direction of the Company to such persons and with such legends as the Company may so direct, if required to transfer such shares and (ii) with any stock powers (including stock powers with a medallion guaranty) that the Company's transfer agent requires to effect such transfer; and

          (e) the resignation of Gottbetter as escrow agent under the Escrow Agreement, the delivery by Gottbetter to its replacement escrow agent of all securities and funds held or required to be held in the escrow account under the Escrow Agreement and the termination of any powers of attorney granted to Gottbetter by the Company and its predecessors (including, without limitation, OS).

     Notwithstanding the foregoing, the payments required to be made by Gottbetter under Section 6(a)(i-iii) above may be reduced by $1,200, representing legal fees charged by Gottbetter for 3.5 hours of time spent on the potential conversion of a Debenture and other related matters.

     The parties agree that the net payment from Buyer to Seller at the closing shall be $1,038,534.97 (representing the Purchase Price, minus the amounts in Section 6(a)(i)-(iii), plus the $1,200 discussed in the preceding sentence). Upon payment of $1,038,534.97 from Buyer to Seller, the closing conditions set forth in Section 6(a)(i-iii) and the second preceding sentence shall be deemed satisfied and the Purchase Price shall be deemed paid to Seller; provided, however, Buyer agrees to reimburse the Company $10,362.03 (representing the amounts owed to the Company under Section 6(a)(i-iii) minus the amount owed by the Company in the second preceding sentence).

     5.  PURCHASE  AGREEMENT  RIGHTS;   CONVERSION  NOTICES  VOID;   ALTERNATIVE
TRANSFEROR OF CERTAIN SHARES UNDERLYING DEBENTURES.

          5.1 Purchase Agreement Rights. All rights of Seller under the Original Debenture Purchase Agreement, the Escrow Agreement and the other agreements and instruments executed in connection with the Original Debenture Purchase Agreement shall be automatically transferred to Buyer upon the Closing Date, without any further action required on the part of any party.

          5.2 Prior Conversions Rescinded and Unwound. Seller agrees that any conversions of, and pending notices to convert, any portion of a Debenture into the Company's capital stock is rescinded and of no effect (including, without


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limitation,  the attempt to convert  under the  conversion  notice dated June 2,
2005). Seller hereby revokes any such conversion notices, unwinds all prior conversions and has returned to the escrow agent an equal number of shares of the Company's common stock (100,000 shares) that it had received in connection with such prior conversions. Such shares of common stock are included in the shares transferred in Section 1.3 above.

          5.3 Alternative Transferor for Certain Shares Underlying Debentures. Notwithstanding anything in this Agreement to the contrary, Buyer and the
Company acknowledge and agree that stock certificates in the name of and registered to Gottbetter representing 50,000 shares of the Common Stock are being transferred to the Company under Section 1.3. Such 50,000 shares of the Common Stock shall count towards the 10,000,000 shares of the Common Stock required to be transferred from Seller to the Company hereunder, and all applicable provisions of this Agreement shall be deemed revised to reflect that 9,950,000 shares of the Common Stock are being transferred hereunder from Seller to the Company and 50,000 shares of the Common Stock are being transferred hereunder from Gottbetter to the Company; provided, however, Seller shall still
(a) have the obligation to ensure that the Company receives 10,000,000 shares of the Common Stock hereunder pursuant to Section 1.3 and (b) make the representations and warranties described in Section 2.3 with respect to all 10,000,000 shares of the Common Stock.

     6. INDEMNIFICATION.

          6.1. Indemnification by Seller. Seller agrees to defend, indemnify, hold harmless, pay or reimburse each of Buyer and the Company, any subsidiary or affiliate thereof and its officers, directors, shareholders and controlling persons, employees, agents, successors and assigns from and against any and all liabilities, losses, damages, claims, costs, expenses, judgments, interest and penalties (including, without limitation, attorneys', accountants' and outside advisors' fees and disbursements) (collectively, "Losses") incurred as a result of, arising out of or resulting from (i) the breach of any representation or warranty made by Seller and contained in this Agreement or (ii) the breach of any covenant or agreement made by Seller and contained in this Agreement or
(iii) any Losses incurred by the Company under the medallion guaranty indemnity letter provided by the Company to Contintenal Stock Transfer and Trust Company dated on or around the Closing Date pursuant to which the Company waived the medallion guaranty signature requirement for Seller's transfer to the Company of 9,950,000 shares of the Company's common stock.

          6.2. Indemnification by Buyer. Buyer agrees to defend, indemnify, hold harmless, pay or reimburse Seller, any subsidiary or affiliate thereof and its officers, directors, shareholders and controlling persons, employees, agents, successors and assigns from and against any and all Losses incurred as a result


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of,  arising out of or resulting  from (i) the breach of any  representation  or warranty made by Buyer and contained in this Agreement or (ii) the breach of any covenant or agreement made by Buyer and contained in this Agreement.

          6.3. Survival of Representations and Warranties. The representations, warranties, covenants and agreements made by Buyer and Seller shall survive the signing and consummation of this Agreement. All representations, covenants and warranties made by Seller in this Agreement will be deemed to have been relied upon by Buyer (notwithstanding any investigation by Buyer). All representations, covenants and warranties made by Buyer in this Agreement will be deemed to have been relied upon by Seller (notwithstanding any investigation by Seller).

          6.4. Notice of Claims. An indemnified party shall give prompt written notice to the indemnifying party of any claim against the indemnified party which might give rise to a claim by the indemnified party against the indemnifying party under the indemnification provisions contained herein, stating the nature and basis of the claim and the actual or estimated amount thereof, provided, however, that failure to give such notice will not affect the obligation of the indemnifying party to provide indemnification in accordance with the terms of Section 6.1 or 6.2 unless, and only to the extent that, the indemnifying party is actually prejudiced thereby. In the event that any action, suit or proceeding is brought against any indemnified party with respect to which the indemnifying party may have liability under the indemnification provisions contained herein, the indemnifying party shall, upon written acknowledgement by the indemnifying party that such action, suit or proceeding is an indemnifiable Loss pursuant to Section 6.1 or 6.2, have the right, at the cost and expense of the indemnifying party, to defend such action in the name and on behalf of the indemnified party (using counsel satisfactory to the indemnified party), and, in connection with any such action, the indemnified party and the indemnifying party agree to render to each other such assistance as may reasonably be required in order to ensure proper and adequate defense of such action, provided, however, that an indemnified party shall have the right to retain its own counsel, with fees and expenses paid by the indemnifying party, if representation of such indemnified party by counsel retained by the indemnifying party would be inappropriate because of actual or potential differing interests between such indemnified party and the indemnifying party. If the indemnifying party shall fail to defend such action, suit or proceeding, then the indemnified party shall have the right to defend such action without prejudice to its rights to indemnification under Section 6.1 or 6.2 and, in connection therewith, the indemnified party and the indemnifying party agree to render to each other such assistance as may reasonably be required in order to ensure proper and adequate defense of such action. Neither the indemnified party nor the indemnifying party shall make any settlement of any claim which might give rise to liability of the indemnifying party under the indemnification provisions contained herein without the written consent of each party, which consent shall not be unreasonably withheld, delayed or conditioned.


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     7. GENERAL.

          7.1. Expenses. All expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby including, without limitation, attorneys', accountants' and outside advisors' fees and disbursements, shall be borne by the party incurring such expense.

          7.2. Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof and this Agreement shall not be amended or waived (in full or in part) except by a written instrument hereafter signed by all of the parties hereto.

          7.3. Assignment. None of the parties hereto may assign its rights or delegate its obligations under this Agreement without the written consent of the other parties hereto. This Agreement and all of the provisions hereof shall be binding upon and inure only to the benefit of the parties hereto and their respective heirs, executors, personal representatives and successors.

          7.4. Further Action. Each of the parties hereto shall use all reasonable efforts to do, or cause to be done, all things necessary, proper or advisable under applicable law to carry out the provisions of this Agreement and shall execute and deliver such documents and other papers as may be required to carry out the provisions of this Agreement.

          7.5. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by fax or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  if to Buyer:

                           Eurofortune Holding, S.A.
                           45 Rue Siggy vu Letzebuerg
                           L 1933 Luxembourg
                           Luxembourg
                           Attention: Me. Alain Sereyjol-Garros

                  if to the Company:
                           Heritage Worldwide, Inc.
                           337 Avenue de Bruxelles - 83507
                           La Seyne-Sur-Mer, France
                           Attention: Claude Couty
                           Telecopy: (33) 494-1098-11

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                  in each case, with a copy to:

                           Edwards & Angell LLP
                           350 East Las Olas Boulevard
                           Suite 1150
                           Fort Lauderdale, Florida  33301
                           Attention:  Leslie J. Croland, P.A.
                           Telecopy: (954) 727-2601

                  if to Seller:

                           HEM Mutual Assurance LLC
                           c/o HEM Mutual Assurance Limited
                           38 Hertford Street
                           London W1J 7SG
                           United Kingdom
                           Attention:  Fabrice Viguier or James Loughran
                           Telecopy:  [011 020 7355 4975]

                           and

                           Global Emerging Markets
                           888 Seventh Avenue
                           16th Floor
                           New York, New York  10106
                           Attention:  Chris Brown
                           Telecopy: (212) 265-4035

                  with a copy to:

                           Venturini & Associates
                           230 Park Avenue
                           Suite 545
                           New York, NY  10169
                           Attention:  August C. Venturini, Esq.
                           Telecopy: (212) 949-6162


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                           and

                           Gottbetter & Partners, LLP
                           488 Madison Avenue
                           New York, New York 10002
                           Attention: Adam S. Gottbetter, Esq.
                           Telecopy No.: (212) 400-6901


          7.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

          7.7. Headings. The headings of Sections and Subsections are for reference only and shall not limit or control the meaning thereof.

          7.8. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the different parties to this Agreement need not execute the same counterpart.

          7.9.  Exhibits  and  Schedules.  All  exhibits  and  schedules to this
Agreement are hereby incorporated by reference and made a part of this Agreement. Each such exhibit and schedule shall be read independent of any other exhibit or schedule. The disclosure on the schedules shall be deemed representations and warranties made by Seller under the section number to which such disclosure schedule relates.

          7.10. No Third Party Beneficiaries. Except as provided in Section 6, nothing herein shall create or establish any third-party beneficiary hereto nor confer upon any person not a party to this Agreement any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

          7.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to a


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contract  executed and  performed  in such State  without  giving  effect to the conflicts of laws principles thereof.

          7.12. Consent to Jurisdiction. The parties irrevocably agree that all actions arising under or relating to this Agreement and the transactions contemplated hereby shall be brought exclusively in any United States District Court or New York State Court located in New York, New York having subject matter jurisdiction over such matters, and each of the parties hereby consents and agrees to such personal jurisdiction, and waives any objection as to the venue, of such courts for purposes of such action.

          7.13. Signatures. This Agreement shall be effective upon delivery of original signature pages or facsimile copies thereof executed by each of the parties.

          7.14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

     IN WITNESS WHEREOF, and intending to be legally bound thereby, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date and year first above written.

                                      EUROFORTUNE HOLDING, S.A.


                                      By:    /s/ Alain Sereyjol-Garros
                                             ----------------------------------
                                      Name:  Alain Sereyjol-Garros
                                      Title: Director


                                      HEM MUTUAL ASSURANCE, LLC


                                      By:    /s/ James Loughran
                                             ----------------------------------
                                      Name:  James Loughran
                                      Title: Manager


                                      HERITAGE WORLDWIDE, INC.



                                      By:    /s/ Jean Claude Mas
                                             ----------------------------------
                                      Name:  Jean Claude Mas
                                      Title: Chairman of the Board

                                  Schedule 2.3


On or around October 27, 2004, Seller converted $100 of principal of Second Debenture into 100,000 shares of the Company's common stock. Seller has returned 100,000 shares of the Company's common stock to escrow (under the Escrow Agreement) on or before the closing of this Agreement, and is rescinding and unwinding such conversion pursuant to Section 5.2. Such 100,000 shares of the Company's common stock are being transferred hereunder to the Company, free of any Liens.

On June 2, 2005, Seller attempted to convert $100 of principal (with $1.65 of interest) of Second Debenture into 101,650 shares of the Company's common stock. Pursuant to Section 5.2, Seller rescinded such conversion notice, and it is of no effect. The 101,650 shares of the Company's common stock described in such notice never left escrow (under the Escrow Agreement) and are being transferred hereunder to the Company, free of any Liens.


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                                  Schedule 2.4

As of the Closing Date, there are 10,000,000 shares of the Company's common stock held in escrow under the Escrow Agreement.

See Schedule 2.3 for a description of prior conversions and the rescission and unwinding of such conversions.